UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On October 7, 2025, Cracker Barrel Old Country Store, Inc. (the “Company”) mailed the following letter to its shareholders. The letter was also posted by the Company to its proxy solicitation campaign website at www.crackerbarrelshareholders.com (the “Campaign Website”).

YOUR VOTE IS IMPORTANT. NOMINEES FOR ALL 10 W VOTE H I T E P R O X Y The Company’s Annual Meeting of Shareholders is coming up on November 20, 2025, and we are writing to ask for your vote “FOR” each of Cracker Barrel’s 10 nominees to the Board

DEAR FELLOW SHAREHOLDER, OCTOBER 7, 2025 Since the Company’s founding in 1969, Cracker Barrel has been a home-away-from-home for its guests, known for offering scratch-made meals and country hospitality. Your Board of Directors and the Company’s leadership team recognize that Cracker Barrel is not just an Old Country Store or a restaurant; it is the front porch of America, and we take seriously the responsibility of stewarding the Cracker Barrel brand and business. The Company’s Annual Meeting of Shareholders is coming up on November 20, 2025, and we are writing to ask for your vote “FOR” each of Cracker Barrel’s 10 nominees to the Board. This year, Sardar Biglari has once again launched another unnecessary, costly and distracting proxy contest against the Company – his FOURTH launched in the last five years and his EIGHTH in the last 15 years. And once again, we believe he is doing so to advance his own interests rather than yours, and ask that you reject his latest attack, as our shareholders have consistently done when called upon to vote on each of his previous contests by overwhelming margins. During the last two fiscal years, Cracker Barrel has been making significant progress in improving the Company’s financial performance through the execution of a multi-year plan that was developed by the Company’s Chief Executive Officer, Julie Masino, and overseen by the Board. In August, the Company encountered challenges related to two of our brand refresh initiatives – specifically, a new logo and a more modern store design that was part of a broader remodel program test. The Company quickly responded – taking in feedback and making necessary changes. The Board, Ms. Masino and the senior leadership team are working diligently in the best interests of all shareholders to position the Company to return to the momentum and positive trajectory of fiscal 2025. In contrast, Mr. Biglari is amplifying false and misleading claims to further disrupt the business and destroy shareholder value for his own ends. Mr. Biglari is asking shareholders to vote against the re-election of Cracker Barrel’s Chief Executive Officer and director Julie Masino and independent director Gilbert Dávila. We believe the loss of Ms. Masino and Mr. Dávila would deprive the Company of critical leadership and valuable skills and expertise on the Board, as well as risk derailing our ability to return the Company to growth and improved profitability.

THE BOARD AND LEADERSHIP TEAM ARE OVERSEEING EXECUTION OF A MULTI-YEAR PLAN THAT HAS DELIVERED RESULTS Under the Board’s oversight and Ms. Masino’s leadership, the Company’s multi-year plan has delivered encouraging results since being first introduced in May of 2024. In fact, the Company achieved five consecutive quarters of comparable restaurant sales increases through the fourth quarter of fiscal 2025 and grew both GAAP net income and adjusted EBITDA for full year fiscal 2025, as compared to full fiscal year 2024, by 13.3% and 6.0%, respectively. Since rolling out our plan, we have made great strides in many key areas. We have developed and introduced strategic pricing initiatives designed to drive profitability while maintaining a strong value proposition for our guests. In the fourth quarter of fiscal 2025, driven by the reintroduction of our popular Campfire meals, our dinner traffic was positive for the first time in three years. We have improved hourly turnover by 19 percentage points in the past two years by investing in our teams and training to deliver a better employee and guest experience. Further, our initiatives continue to drive improvement in digital and off-premise sales and we have grown our loyalty program to over nine million members. We have maintained a strong balance sheet for Cracker Barrel, having reduced net debt while sustaining ample liquidity to support the execution of our multi-year plan initiatives. Additionally, the Board’s recent authorization of a new $100 million share repurchase program and quarterly dividend underscores Cracker Barrel’s ongoing commitment to delivering value and returns directly to shareholders while we also focus on the long-term growth of the business. While we acknowledge that we misstepped with our launch of a new logo and the introduction of a more modern store design that we were testing in a small number of stores, it triggered a public reaction that went well beyond what we could have anticipated. The true passion and feelings for our brand expressed by many of our guests were seized upon by others making inaccurate assertions about the Company’s leadership and our intentions behind the logo and remodels, and these assertions were amplified on social media channels and by multiple national media outlets in extraordinary ways until many of the claims being made bore no resemblance to our actual plans or actions. We listened carefully to our guests and pivoted quickly to switch back to our “Old Timer” logo and pause our remodels, but we are still dealing with the challenges from these attacks, many of which have been, and continue to be, amplified by Mr. Biglari through the businesses he controls.

We deeply value the powerful emotional connection our guests have, not just to the “Old Timer” logo or Cracker Barrel’s vintage Americana décor, but also to the tradition and nostalgia our brand represents. At the same time, we also recognize that for many years the Company was not delivering the results or value for shareholders that we know are possible, and we know we must continue improving our business to reverse that trend and unlock our brand’s tremendous potential. This is why the multi-year plan we are executing has been, and remains, so important. We are moving ahead with a strong strategy and set of initiatives to return the Company to the progress and results we achieved in fiscal 2025 and put the business back on a positive trajectory. We are confident in our path ahead, leveraging the many elements of our multi-year plan that have been working, honoring Cracker Barrel’s heritage and listening to and deepening our connection with our guests. Mr. Biglari is Using Stunts and Personal Attacks to Try to Disrupt Cracker Barrel’s Business Instead of Looking Out for Shareholders’ Best Interests We understand that shareholders may be frustrated that the Company’s progress has been stalled by the response to the logo change and remodel tests. We also understand that shareholders may ask whether the Board and management team might have done things better or differently in hindsight, and that they want to hear about our strategies for getting past this moment in time and back to the plan that was working. But we do not believe that any shareholder who truly wants to see the Company return to growth and protect their investment would try to hurt the Company and cause further disruption. Yet that is exactly what we believe Mr. Biglari is doing. He has ignored the significant improvements made through execution of our multi-year plan and instead is using the reaction to our logo and remodel test as an opportunity to attack Cracker Barrel itself. He has used the social media platforms of a direct competitor that he controls – Steak ‘n Shake – to tell customers not to go to Cracker Barrel and make assertions about Ms. Masino and Mr. Dávila being “woke”, while taking out billboards in the Nashville market attacking Ms. Masino and the Company. A VOTE ON THE WHITE CARD PROTECTS THE VALUE OF YOUR INVESTMENT, AND IS A VOTE FOR THE COMPANY’S MULTI-YEAR PLAN TO CONTINUE DELIVERING GROWTH AND VALUE CREATION

WE URGE YOU TO CONTINUE TO DISREGARD MR. BIGLARI’S DISRUPTIVE ANTICS AND INSTEAD SUPPORT CRACKER BARREL AS IT GETS BACK TO ITS MULTI-YEAR PLAN TO DELIVER GROWTH AND VALUE CREATION WE BELIEVE ALL 10 OF CRACKER BARREL’S RECOMMENDED NOMINEES ARE CRITICAL TO THE COMPANY’S SUCCESS The Full Board Needs Your Support to Return Cracker Barrel to Growth, Profitability and Shareholder Value Creation Cracker Barrel’s 10 recommended director nominees are: Carl Berquist, Jody Bilney, Stephen Bramlage, Gilbert Dávila, John Garratt, Michael Goodwin, Cheryl Henry, Julie Masino, Gisel Ruiz, and Darryl “Chip” Wade. Nine of these director nominees are independent and eight have joined since the beginning of 2020. Collectively, these director nominees bring deep public company, restaurant, retail, finance, and operational expertise. We believe our Board’s ongoing refreshment and strong corporate governance ensure we have the right mix of experience and fresh perspectives to guide Cracker Barrel forward to deliver growth and shareholder value amid a period of rapid change in the restaurant industry. Mr. Biglari is urging shareholders to vote against Cracker Barrel’s CEO and director Julie Masino and independent director Gilbert Dávila. The other Board members are united in the strong belief that Ms. Masino and Mr. Dávila are invaluable members of the Board and are important to the continued success of the business. These antics are not aimed at shareholders. They are aimed at enflaming the public and depressing traffic to our stores, perhaps to divert those customers to his own restaurants or perhaps for other motives. We do not believe these are the actions of a legitimate investor seeking to improve a company’s operations or performance. Instead, we believe they demonstrate clearly how Mr. Biglari misuses assets of companies he controls and how his agenda is at odds with the interests of all other Cracker Barrel shareholders. We believe his present campaign is designed to hurt the business, as he calls for the removal of critical leadership and forces the Company to devote focus and resources to yet another of his contests at an important time. These actions by Mr. Biglari appear to be yet another attempt to achieve what we believe has been his goal for the last 15 years: to create opportunities for him to gain control of Cracker Barrel at a bargain, without paying a premium to other shareholders, and then use the Company as a platform to further his own interests in the same manner as he did at Steak ‘n Shake and Western Sizzlin’.

Julie Masino was appointed CEO and a director in 2023, specifically to address the challenges the Company faced. She brings to her role as CEO and a director more than 25 years of experience of driving innovation and growth for globally loved and recognized restaurant and retail brands. She has extensive operational experience in leading marketing, operations, product development and franchise and business development from her time at Taco Bell and Starbucks. Ms. Masino is the architect of the Company’s multi-year plan that has driven improvements in Cracker Barrel’s traffic, sales and margin performance over the last two years since it was first implemented. Moreover, Ms. Masino understands the Cracker Barrel brand and is not the person that Mr. Biglari or others on social media claim her to be. She is from southern Ohio with a working-class background having worked through high school and college waiting tables and in retail. Ms. Masino has earned the respect of field leadership as she helps the Company address the challenges of prior underinvestment in its restaurants and a challenging, highly competitive industry. Finally, under her leadership, she has moved Cracker Barrel away from divisive policies and reinforced the importance of serving great food and providing genuine country hospitality to all guests. Gilbert Dávila is an independent director who joined the Board in 2020. He is an expert in the fields of marketing and advertising, including market segmentation, data management and digital marketing, with more than 30 years of experience as a marketing executive. Mr. Dávila brings valuable consumer, marketing and brand management to our Board, having worked extensively with Fortune 500 companies, including Procter & Gamble, Coca-Cola USA, McDonald’s and The Walt Disney Company. WE URGE YOU TO REJECT MR. BIGLARI’S LATEST DISRUPTIVE CAMPAIGN – AS YOU HAVE CONSISTENTLY AND OVERWHELMINGLY DONE OVER THE PAST 15 YEARS – AND TO VOTE THE WHITE PROXY CARD FOR EACH OF CRACKER BARREL’S 10 RECOMMENDED NOMINEES. Your Board and leadership team are taking the actions necessary to bring a new era of growth and value creation to Cracker Barrel shareholders while continuing to honor our American heritage, traditions and all that makes Cracker Barrel special. In contrast, we believe the attacks waged by Mr. Biglari are self-serving, would endanger the progress we have seen and jeopardize value creation, and reflect the same tactics Mr. Biglari has used to exploit for his own ends the various businesses over which he has managed to gain control. We are asking for shareholders to vote the WHITE Proxy Card “FOR” each of Cracker Barrel’s 10 nominees to retain critical skills and expertise on the Board and to ensure the Company continues the successful execution of its multi-year plan to return Cracker Barrel to growth, profitability and shareholder value creation. Thank you for your continued support, The Cracker Barrel Board of Directors

Forward-Looking Statements Except for specific historical information, certain of the matters discussed in this communication may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Important Additional Information and Where to Find It On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com. Participants Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please take a few minutes now to vote by internet or by telephone by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor: OKAPI PARTNERS LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Banks and Brokerage Firms, Please Call: (212) 297-0720 Shareholders and All Others Call Toll-Free: (855) 208-8902 Email: info@okapipartners.com REJECT MR. BIGLARI’S LATEST DISRUPTIVE CAMPAIGN NOMINEES FOR ALL 10 W VOTE H I T E P R O X Y For more information on how to vote please refer to CrackerBarrelShareholders.com.

On October 7, 2025, the Company posted the following materials to the Campaign Website.

Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this filing may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

Participants

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.